As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zayo Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4813	26-1398293
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1805 29th Street, Suite 2050

Boulder, CO 80301

(303) 381-4683

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott E. Beer, Esq.

General Counsel

Zayo Group Holdings, Inc.

1805 29th Street, Suite 2050

Boulder, CO 80301

(303) 381-4683

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Brian J. Lane, Esq. Robyn E. Zolman, Esq. Gibson, Dunn & Crutcher LLP 1801 California Street, Suite 4200 Denver, Colorado 80202-2642 (303) 298-5700	James S. Scott, Sr. Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-202268

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $0.001 per share	3,450,000	$27.35	$94,357,500	$10,964.34

(1)	Represents only the additional number of shares being registered and includes 450,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration on Form S-1 (File No. 333-202268).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	The registrant has previously registered 18,400,000 shares of its common stock for which the fee was $56,590 on a Registration Statement on Form S-1 (File No. 333-202268) declared effective by Securities and Exchange Commission on March 11, 2015. The registrant has previously paid $58,100 for the registration of securities in connection with this offering at a proposed maximum aggregate offering price of $500,000,000. An additional $9,454.34 is paid herewith in connection with the additional shares to be registered hereby.

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-202268) (the “Registration Statement”) filed by Zayo Group Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 24, 2015, as amended on March 9, 2015 and March 10, 2015, which was declared effective on March 11, 2015, are incorporated by reference into this registration statement. The Company is filing this registration statement with the Commission for the sole purpose of increasing by 3,450,000 shares the number of shares of the Company’s common stock to be registered for sale pursuant to the Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 11, 2015.

ZAYO GROUP HOLDINGS, INC.

By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan Caruso*	Chief Executive Officer and Director (principal executive officer)	March 11, 2015
Dan Caruso

/s/ Ken desGarennes	Chief Financial Officer (principal financial and accounting officer)
Ken desGarennes		March 11, 2015

/s/ Michael Choe*	Director
Michael Choe		March 11, 2015

/s/ Rick Connor*	Director
Rick Connor		March 11, 2015

/s/ Phil Canfield*	Director
Phil Canfield		March 11, 2015

/s/ Don Gips*	Director
Don Gips		March 11, 2015

/s/ Linda Rottenberg*	Director
Linda Rottenberg		March 11, 2015

/s/ Stephanie Comfort*	Director
Stephanie Comfort		March 11, 2015

*	As Attorney-in-Fact

/s/ Ken desGarennes Ken desGarennes

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher, LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of Gibson Dunn & Crutcher LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of the initial filing of the Company’s Registration Statement on Form S-1, file number 333-202268, filed on February 24, 2015, as amended).